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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Scott’s Liquid Gold, Inc.

(Name of Registrant as Specified In Its Charter)

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SCOTT’S LIQUID GOLD-INC.
4880 Havana Street
Denver, Colorado 80239
NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS
To Be Held May 2, 2007
TO OUR SHAREHOLDERS:
     The Annual Meeting of Shareholders of Scott’s Liquid Gold-Inc., a Colorado corporation (the “Company”), will be held at 9:00 a.m., Mountain Time, on Wednesday, May 2, 2007 at the Company’s offices, 4880 Havana Street, Denver, Colorado for the purpose of considering and acting upon the following:
(1)	The election of seven directors;

(2)	Such other matters as may properly come before the meeting or any adjournment thereof.
     Only shareholders of record at the close of business on March 13, 2007 are entitled to notice of and to vote at the meeting.
BY ORDER OF THE BOARD OF DIRECTORS
Dennis P. Passantino
Corporate Secretary
Denver, Colorado
March 28, 2007

THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PREPAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

SCOTT’S LIQUID GOLD-INC.
4880 Havana Street
Denver, Colorado 80239
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 2, 2007
     The enclosed Proxy is solicited by and on behalf of the Board of Directors of Scott’s Liquid Gold-Inc., a Colorado corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders to be held at 9:00 a.m., Mountain Time, on Wednesday May 2, 2007 at the Company’s offices, 4880 Havana Street, Denver, Colorado, or any adjournment thereof. This Proxy Statement and the accompanying form of Proxy are first being mailed or given to the shareholders of the Company on or about March 28, 2007.
     Any shareholder signing and mailing the enclosed Proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company’s Corporate Secretary, by voting in person at the meeting or by filing at the meeting a later executed proxy.
VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
     All voting rights are vested exclusively in the holders of the Company’s $0.10 par value common stock. Each share of the Company’s common stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Holders of a majority of shares entitled to vote at the meeting, when present in person or by proxy, constitute a quorum. On March 13, 2007, the record date for shareholders entitled to vote at the meeting, the Company had 10,533,000 shares of its $0.10 par value common stock issued and outstanding.
     When a quorum is present, in the election of directors, those seven nominees having the highest number of votes cast in favor of their election will be elected to the Company’s Board of Directors. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

     The following persons are the only persons known to the Company who on March 13, 2007, owned beneficially more than 5% of the Company’s common stock, its only class of outstanding voting securities:

Name and Address of	Amount and Nature of		Percent
Beneficial Owner	Beneficial Ownership		of Class
Mark E. Goldstein	2,811,407	(1)(2)	26.1%
4880 Havana Street Denver, Colorado 80239

Scott’s Liquid Gold-Inc.	1,205,331	(3)	11.4%
Employee Stock Ownership Plan 4880 Havana Street Denver, Colorado 80239

Yorktown Avenue Capital, LLC	1,429,530	(4)	13.6%
and Boston Avenue Capital, LLC 415 South Boston, 9th Floor Tulsa, Oklahoma 74103

(1)	Includes 2,126,473 shares held by the Goldstein Family Partnership, Ltd., a limited partnership of which the general partner is the Goldstein Family Corporation and whose limited partners include Mark E. Goldstein, his children, a sister, and certain other relatives. Mr. Goldstein is the sole director and sole executive officer of the Goldstein Family Corporation, and he owns 100% of the outstanding stock of the Goldstein Family Corporation. Mr. Goldstein has the sole voting and disposition powers with respect to these shares of the Company owned by the Goldstein Family Partnership, Ltd. Also includes 219,942 shares underlying stock options granted by the Company and exercisable within 60 days, and 86,670 shares held by Mr. Goldstein’s minor children. Includes 52,600 shares held jointly by Mr. Goldstein and his wife, and does not include 25,890 shares of the Company’s common stock owned by Mr. Goldstein’s spouse, as to which Mr. Goldstein disclaims any beneficial ownership.

(2)	Does not include 119,863 shares held by the Company’s Employee Stock Ownership Plan attributable to Mr. Goldstein’s vested interest in the Plan as of December 31, 2006.

(3)	The five-person committee administering the Employee Stock Ownership Plan directs the voting of shares held under such Plan. The Company’s four executive officers are members of this five-person committee.

(4)	Yorktown Avenue Capital, LLC and Boston Avenue Capital, LLC are limited liability companies managed by Value Fund Advisors, LLC. This information is based upon a Schedule 13D filed by Yorktown Avenue Capital, LLC and Boston Avenue Capital, LLC with the Securities and Exchange Commission on February 1, 2007.

SECURITY OWNERSHIP OF MANAGEMENT
          The following table shows as of March 13, 2007, the shares of the Company’s common stock beneficially owned by each director and executive officer of the Company and the shares beneficially owned by all of the directors and executive officers as a group:

	Amount and Nature of		Percent
Name of Beneficial Owner	Beneficial Ownership (1)		of Class
Mark E. Goldstein	2,811,407	(2)(3)(4)	26.1%
Jeffrey R. Hinkle	350,320	(3)(4)(5)	3.3%
Jeffry B. Johnson	236,442	(3)(4)(6)	2.2%
Dennis P. Passantino	229,858	(3)(4)	2.1%
Carl A. Bellini	93,383	(3)	.9%
Dennis H. Field	77,667	(3)	.7%
Gerald J. Laber	91,250	(3)	.9%
All Directors and executive officers as a Group (seven persons)	3,890,327	(3)(4)	33.4%

(1)	Beneficial owners listed have sole voting and disposition power with respect to the shares shown unless otherwise indicated.

(2)	For information regarding Mr. Goldstein’s beneficial ownership of shares, see footnote 1 under the table in “Voting Securities and Principal Shareholders.”

(3)	For each named person, includes the following number of shares underlying stock options granted by the Company and exercisable within 60 days: 219,942 for Mr. Goldstein; 228,442 for Mr. Hinkle; 199,442 for Mr. Johnson; 199,858 for Mr. Passantino; 87,083 for Mr. Bellini; 77,667 for Mr. Field, and 91,250 for Mr. Laber.

(4)	Does not include shares owned by the Company’s Employee Stock Ownership Plan under which, at December 31, 2006, Mark E. Goldstein had a vested interest in 119,863 shares, Jeffrey R. Hinkle had a vested interest in 79,465 shares, Jeffry B. Johnson had a vested interest in 75,323 shares, and Dennis P. Passantino had a vested interest in 62,021 shares.

(5)	Of Mr. Hinkle’s shares, 121,878 shares are held in a revocable trust of which Mr. Hinkle and his wife are co-trustees.

(6)	Of Mr. Johnson’s shares, 32,000 are held jointly by Mr. Johnson and his wife.
          There has been no change in control of the Company since the beginning of the last fiscal year, and there are no arrangements known to the Company, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.
          Because of his beneficial ownership of the Company’s stock and his positions as President, Chief Executive Officer and Chairman, Mark E. Goldstein may be considered a parent (i.e., a controlling person) of the Company.

ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION
Nominees
     The Company’s Board of Directors consists currently of seven directors. Unless authority to vote is withheld, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the seven nominees for director named below. If, at the time of the Meeting, any of these nominees shall have become unavailable for any reason to serve as a director, the persons entitled to vote the proxy will vote for such substitute nominee or nominees, if any, as they determine in their discretion. If elected, the nominees for director will hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The nominees for director, each of whom has consented to serve if elected, are as follows:

Name of Nominee and		Director	Principal Occupation for
Position in the Company	Age	Since	Last Five Years
Mark E. Goldstein (Chairman of the Board, President and Chief Executive Officer)	51	1983	Chairman of the Board of the Company since February 22, 2000, President and Chief Executive Officer of the Company since August, 1990. From 1982 to 1990, Vice President-Marketing of Company. Employed by the Company since 1978.

Jeffrey R. Hinkle (Vice President — Marketing and Sales)	53	2000	Vice President-Marketing and Sales of the Company since February 2000. Vice President of Marketing and Sales for the Company’s subsidiaries from November 1992 to 2000. Employed by the Company since 1981.

Jeffry B. Johnson (Treasurer and Chief Financial Officer)	61	2000	Treasurer and Chief Financial Officer of the Company since November 2000. From 1981 to 2000, Controller of Company. Employed by the Company since 1976.

Dennis P. Passantino (Vice President — Operations and Corporate Secretary)	51	2002	Vice President – Operations and Corporate Secretary since November 2002. From 1991 to 2002, Operations Manager. Employed by the Company since 1981.

Carl A. Bellini	73	2000	Management Consultant since 1997. From 1987 to 1997, Executive Vice President and Chief Operating Officer of Revco D.S., Inc. (a large drug store chain).

Dennis H. Field	74	1991	Management Consultant since 1990. From 1984 to 1990, Executive Vice President/General Manager, Faberge USA, Inc. (mass market health and beauty aids).

Gerald J. Laber, CPA	63	2004	Director since January, 2004. Investor and community volunteer since 2000. From 1980 to 2000 partner with Arthur Andersen L.L.P. Director with Boulder Specialty Brands, Inc., Qualmark Corporation, and Spectralink Corporation.
     All of the foregoing persons are currently directors of the Company. Their positions on standing committees of the Board of Directors are shown below under “Directors’ Meetings and Committees”.

     The Company’s only executive officers are those who are described in the foregoing table. The officers of the Company are elected annually at the first meeting of the Company’s Board of Directors held after each annual meeting of shareholders and serve at the pleasure of the Board of Directors.
     There are no family relationships among the executive officers or directors of the Company. There are no arrangements or understandings pursuant to which any of these persons were elected as an executive officer or director.
Directors’ Meetings and Committees
     During the year ended December 31, 2006, the Company had seven directors meetings plus two actions by unanimous written consent. The Company’s Board of Directors has both a Compensation Committee and an Audit Committee. The Company does not have a nominating committee.
     The primary responsibilities of the Compensation Committee include development of an executive compensation philosophy for the Company; origination of all executive compensation proposals; review of the appropriate mix of variable versus fixed compensation; and review of all transactions between the Company and any executive officer or director, whether or not involving compensation. The Compensation Committee operates under resolutions adopted by the Board of Directors that constitute a charter, a copy of which is attached as Appendix A to this proxy statement. There is no authority on the part of the Compensation Committee to delegate any of these functions to other persons. The Committee consists currently of three outside directors of the Company and, in addition, the Chairman of the Board of the Company. Current members of the Compensation Committee are Dennis H. Field (Chairperson), Carl A. Bellini, Gerald J. Laber, and Mark E. Goldstein (with Mr. Goldstein having no vote), each of whom is an independent director as defined in the Nasdaq rules, except for Mr. Goldstein. The Compensation Committee had one meeting during 2006.
     The Compensation Committee recommends to the Company’s Board of Directors all elements of the compensation of the Company’s executive officers. In making decisions regarding the executive compensation, the Compensation Committee requests the comments of the chief executive officer and the other executive officers about their compensation and considers a number of factors. In determining the executive compensation in 2006 and 2007, the Committee considered, among other things, the following matters:
     Overview
•	The objectives of the Company’s compensation program.

•	What the compensation program is designed to reward.

•	Each element of the compensation.

•	How does the Company determine the amount (and, where applicable, the formula) for each element?

•	How does each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding other elements?
     Specific Factors

•	Services performed and time devoted to the corporation by the executive;

•	Amounts paid to executives in comparable companies;

•	The size and complexities of the business;

•	Successes achieved by the executive;

•	The executive’s abilities;

•	The executive’s tenure;

•	Corporate financial results;

•	Prevailing economic conditions;

•	Compensation paid to other employees of the corporation; and

•	The amount previously paid to the executive.
     The Compensation Committee has determined that an outside consultant on compensation matters should be used once every three years to provide information about the compensation paid to the Company’s executive officers compared to compensation paid by other companies. Most recently, the Compensation Committee engaged The Hay Group in 2004 to provide this type of market analysis. The report from The Hay Group compared each element of the Company’s base salary, total cash compensation and total direct compensation for the executive officers to The Hay Group’s all company executive compensation survey and to a peer group of 14 companies in the consumer products and specialty chemical industries. The Committee approved of this approach. The Compensation Committee has not engaged a compensation consultant in 2007 in order to save on the costs; the Committee will review this decision in the second half of 2007.
     The Board of Directors determines the fees paid to the non-employee directors. The Board does so without the use of a compensation consultant. The fees for the non-employee directors result from discussions between the executive officers and each of the non-employee directors as to a reasonable amount. The Company pays the same director fees to all non-employee directors.
     The Audit Committee has as its primary responsibilities the appointment of the independent auditor for the Company, the pre-approval of all audit and non-audit services, and assistance to the Board of Directors in monitoring the integrity of the financial statements of the Company, the independent auditor’s qualifications, independence and performance and the Company’s compliance with legal requirements. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which was attached as an exhibit to the Company’s proxy statement for the 2005 annual meeting of shareholders. The current members of the Audit Committee are Gerald J. Laber (Chairperson), Carl A. Bellini and Dennis H. Field. Each member of the Audit Committee is an independent director as defined in the Nasdaq rules. Mr. Laber has the professional experience deemed necessary to qualify as an audit committee financial expert under rules of the Securities and Exchange Commission. The Audit Committee had six meetings during 2006.

Nomination Process
     The Board of Directors of the Company does not have a nominating committee. The full Board of Directors performs the functions of a nominating committee. The Board of Directors believes that it does not need a separate nominating committee because the full Board is relatively small, has the time to perform the functions of selecting Board nominees and in the past has acted unanimously in regard to nominees.
     In considering an incumbent director whose term of office is to expire, the Board of Directors reviews the director’s overall service during the person’s term, the number of meetings attended, level of participation and quality of performance. In the case of new directors, the directors on the Board of Directors are asked for suggestions as to potential candidates, discuss any candidates suggested by a shareholder of the Company and apply the criteria stated below. The Company may engage a professional search firm to locate nominees for the position of director of the Company. However, to date the Board of Directors has not engaged professional search firms for this purpose. A selection of a nominee by the Board of Directors requires a majority vote of the Company’s directors. The Board of Directors consists of seven members of which Carl A. Bellini, Dennis H. Field and Gerald J. Laber are independent as defined in Nasdaq rules.
     The board seeks candidates for nomination to the position of director who have excellent decision-making ability, business experience, particularly those relevant to consumer products, personal integrity and a high reputation and who meet such other criteria as may be set forth in a writing adopted by a majority vote of the Board of Directors.
     Pursuant to a policy adopted by the Board of Directors, the directors will take into consideration a director nominee submitted to the Company by a shareholder; provided that the shareholder submits the director nominee and reasonable supporting material concerning the nominee by the due date for a shareholder proposal to be included in the Company’s proxy statement for the applicable annual meeting as set forth in rules of the Securities and Exchange Commission then in effect. See “Shareholder Proposals” below.
Director Attendance at Company Annual Meetings
     The Company does not have a policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of shareholders. The Company has always encouraged its directors to attend its annual meeting. In 2006, all directors attended the Company’s annual meeting of shareholders.
Stockholder Communications With the Board
     Historically, the Company has not had a formal process for stockholder communications with the Board of Directors. The Company does not believe a formal process for handling stockholder communications is necessary because the Board of Directors reviews and considers all material communications from stockholders.

Code of Business Conduct and Ethics
     The Company has a Code of Business Conduct and Ethics that reflects long-standing positions of the Company and contains additional provisions. The Code applies to all employees, including executive officers, and to directors. The Code concerns, among other things, compliance with applicable law, the avoidance of conflicts of interest, no trading by such a person if the person is aware of information that may be considered material, a prohibition on taking corporate opportunities, competing fairly and honestly, diversity as an asset, the Company’s efforts to provide a safe and healthful work environment, recordkeeping, confidentiality, proper use of Company assets and payments to government personnel. The Code sets forth steps which may be followed if there is a situation where it is difficult to know right from wrong. A copy of the Code of Business Conduct and Ethics may be obtained upon request to: Secretary, Scott’s Liquid Gold–Inc., 4880 Havana Street, Denver, Colorado 80239.
Compensation Committee Interlocks and Insider Participation
     Mr. Dennis Field serves on both the Compensation Committee and the Audit Committee. From 1978 to 1982, Mr. Field was President and Chief Operating Officer of Aquafilter Corporation, a wholly-owned subsidiary of the Company which manufactured cigarette filters. After leaving Aquafilter Corporation, Mr. Field had virtually no contact with the Company from the date of his resignation to 1991 when he was asked to join the Company’s Board. Prior to 1991, he was Executive Vice President/General Manager, U.S. Division, of Faberge. Mr. Field has a distinguished career with significant consumer product companies.
     During 2006, none of the Company’s executive officers served on the board or compensation committee of another entity which had one of its executive officers serve as a director of the Company or a member of the Company’s Compensation Committee.

Executive Compensation
     Summary Compensation Table
     The following Summary Compensation Table shows the annual and other compensation of the chief executive officer and all other executive officers of the Company at December 31, 2006, for services in all capacities provided to the Company and its subsidiaries for the past two years.
SUMMARY COMPENSATION TABLE

							Change in
							pension value
							and non-
							qualified
						Non-equity	deferred
Name and				Stock	Option	incentive plan	compensation	All Other
Principal		Salary	Bonus	Awards	awards	compensation	earnings	Compensation	Total
Position	Year	$(1)	$(2)	$	$	$	$	($)(3)	$
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Mark E. Goldstein	2006	387,684	—	—	—	—	—	47,929	435,513
Chairman of the	2005	400,000	—	—	46.467	—	—	48,911	495,378
Board, President and Chief Executive Officer

Jeffrey R. Hinkle	2006	218,203	—	—	—	—	—	14,270	232,473
Vice President –	2005	225,000	—	—	48.498	—	—	15,156	288,654
Marketing and Sales

Jeffry B. Johnson	2006	184,860	—	—	—	—	—	17,178	202,038
Treasurer and Chief	2005	190,000	—	—	48,498	—	—	14,699	253,197
Financial Officer

Dennis P. Passantino	2006	178,152	—	—	—	—	—	19,258	197,410
Vice President –	2005	183,750	—	—	33,597	—	—	18,990	236,337
Operations and Corporate Secretary

(1)	In September 2006 the Company, as a cost cutting measure, reduced the base salary of each of its executive officers by 10%.

(2)	The Company has adopted a bonus plan for its executive officers for the year 2007. The plan provides that an amount will be distributed to the Company’s executive officers equal to 10% of the annual before tax profit exceeding $1 million, excluding items that are infrequent, unusual, or extraordinary. Such amount, if any, for 2007 will be divided among the Company’s executive officers as follows: President, 31%, Vice President-Marketing and Sales, 25%, Treasurer, 22%, and Vice President – Operations, 22%. In no event is a bonus paid unless pre-tax profits, excluding the above-mentioned items, exceed $1,000,000 for the fiscal year, nor is any bonus paid on the first $1,000,000 of pre-tax earnings, excluding the above-mentioned items. The Company had substantially the same plan in 2006 and 2005.

(3)	The dollar amount of All Other Annual Compensation changes from year to year because of fluctuations in the costs of benefits and their timing. All Other Annual Compensation in the table above for 2006 and 2005 is comprised of the following:

	Mark E. Goldstein		Jeffrey R. Hinkle
	2006	2005	2006	2005
Automobile purchase (1)	$—	$—	$—	$—
Income taxes on automobile purchase (1)	—	—	—	—
Other automobile expenses	4,122	4,853	391	1,068
Memberships	22,887	25,247	—	—
Life insurance	2,412	2,412	1,478	1,478
Income taxes on life insurance	1,839	1,839	1,035	1,035
Medical plan (2)	5,785	4,694	2,908	4,037
Disability insurance	4,672	4,672	4,987	4,987
ESOP (3)	3,480	2,551	3,471	2,551
Other	2,732	2,643	—	—

Total other compensation	$47,929	$48,911	$14,270	$15,156

	Jeffry B. Johnson		Dennis P. Passantino
	2006	2005	2006	2005
Automobile purchase (1)	$—	$—	$7,349	$7,349
Income taxes on automobile purchase (1)	—	—	5,155	5,155
Other automobile expenses	1,263	2,061	313	656
Memberships	—	—	—	—
Life insurance	4,332	3,348	966	1,016
Income taxes on life insurance	3,039	2,349	678	713
Medical plan (2)	4,649	3,612	1,369	1,798
Disability insurance	929	992	514	—
ESOP (3)	2,966	2,337	2,914	2,303
Other	—	—	—	—

Total other compensation	$17,178	$14,699	$19,258	$18,990

(1)	Every three to five years, the Company provides funds needed, plus an amount to pay resulting income taxes, to each executive officer for the purchase of an automobile. In the case of Mr. Passantino, the amount shown for 2006 and 2005 represents the lease value, and income tax on that value, for his use in 2006 and 2005 of a vehicle leased by the Company.

(2)	In addition to group life, health, hospitalization and medical reimbursement plans which generally are available to all employees, the Company has adopted a plan which provides for additional medical coverage of not more than $50,000 per year to each of the Company’s executive officers.

(3)	All Other Compensation for each of the executive officers consists of Company contributions under an Employee Stock Ownership Plan and Trust Agreement (“ESOP”) which provides that the Company may contribute annually to the ESOP cash or common stock in an amount not to exceed 25% of all participants’ total compensation (the maximum amount currently deductible under tax laws). The Board of Directors determines whether any contributions will be made for the year. Benefits are allocated to all eligible employees according to a formula based on compensation, except that any income earned on assets of the Trust is allocated to ESOP participants based upon the value that each participant’s account bears to the total value of Trust assets.

Stock Plans
     Executive officers and non-employee directors of the Company are eligible to receive stock awards under the Company’s 1998 Stock Option Plan and 2005 Stock Incentive Plan, which expire on November 9, 2007 and March 31, 2015. The number of shares available under the 1998 Plan and 2005 Plan are 1,100,000 and 600,000 shares of common stock. The 1998 Plan provides for the issuance of incentive stock options or non-qualified stock options; the 2005 Plan provides for the issuance of stock awards consisting of incentive and non-qualified stock options, stock appreciation rights, restrictive stock or restrictive stock units. To date, the Company has only granted stock options under its plans. Eligible persons are full-time employees and non-employee directors for purposes of the 1998 Plan, and they are full-time and part-time employees, non-employee directors and consultants under the 2005 Plan. Under the 2005 Plan, stock awards vest upon a change in control. All options granted prior to 2007 were 100% vested on the date of grant. Options granted to date in 2007 vest 1/48 of the shares subject to the options each month after the date of grant and upon a change in control.
     Options Granted in 2007
     On February 27, 2007, the Company’s Board of Directors granted five-year options for a total of 485,750 shares of common stock to employees, executive officers and non-employee directors at an exercise price of $0.82 per share (the closing market price on February 27, 2007), except the exercise price is $0.902 per share for Mr. Goldstein. These options vest at 1/48 per month from the date of grant or upon a change in control as indicated above. The number of shares subject to these options were 25,000 for each of Mr. Goldstein, Mr. Hinkle and Mr. Johnson, 35,000 for Mr. Passantino, 50,000 for Mr. Bellini (replacing an expired option), 100,000 for Mr. Field (replacing an expired option), and 30,000 for Mr. Laber.
     Option Grants in Last Fiscal Year
     No options were granted to the Company’s officers and non-employee directors during 2006.

     Outstanding Options
     No options were exercised by any of the Company’s executive officers during 2006. The following table summarizes information with respect to each person’s outstanding stock options at December 31, 2006.
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

	Option Awards					Stock Awards
			Equity					Equity	Equity incentive
			incentive					incentive plan	plan awards:
			plan awards:				Market	awards:	Market or
	Number of	Number of	Number of			Number of	value of	Number of	payout value
	securities	securities	securities			shares or	shares or	unearned	of unearned
	underlying	underlying	underlying			units of	units of	shares, units	shares, units
	unexercised	unexercised	unexercised	Option		stock that	stock that	or other rights	or other rights
	options	options	unearned	exercise	Option	have not	have not	that have not	that have not
	#	#	options	price	expiration	vested	vested	vested	vested
Name	Exercisable	Unexercisable	#	$	date	#	$	#	$
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mark E. Goldstein	70,500	—	—	0.68	Nov. 27, 2008	—	—	—	—
	80,000	—	—	0.59	May 3, 2010	—	—	—	—
	50,000	—	—	0.66	Aug. 22, 2010	—	—	—	—
	18,400	—	—	1.06	Dec. 13, 2010	—	—	—	—
Jeffrey R. Hinkle	79,000	—	—	0.62	Nov. 27, 2008	—	—	—	—
	80,000	—	—	0.54	May 3, 2010	—	—	—	—
	50,000	—	—	0.60	Aug. 22, 2010	—	—	—	—
	18,400	—	—	0.96	Dec. 13, 2010	—	—	—	—
Jeffry B. Johnson	42,000	—	—	0.46	Feb. 24, 2008	—	—	—	—
	8,000	—	—	0.62	Nov. 27, 2008	—	—	—	—
	80,000	—	—	0.54	May 3, 2010	—	—	—	—
	50,000	—	—	0.60	Aug. 22, 2010	—	—	—	—
	18,400	—	—	0.96	Dec. 13, 2010	—	—	—	—
Dennis P. Passantino	10,000	—	—	0.50	April 30, 2007	—	—	—	—
	77,000	—	—	0.46	Feb. 24, 2008	—	—	—	—
	8,000	—	—	0.62	Nov. 27, 2008	—	—	—	—
	80,000	—	—	0.54	May 3, 2010	—	—	—	—
	5,000	—	—	0.60	Aug. 22, 2010	—	—	—	—
	18,400	—	—	0.96	Dec. 13, 2010	—	—	—	—

Compensation of Directors
     Four directors are full-time executive officers of the Company and receive no additional compensation for service as a director. Carl A. Bellini, Dennis H. Field, and Gerald J. Laber are non-employee directors. The Company pays $2,250 per month to each non-employee director for his services as director. The Company through August of 2006 paid each non-employee director $2,500 per month, beginning in September 2006, as a cost cutting measure, the Company reduced this amount by 10% resulting in monthly payments of $2,250.
DIRECTOR COMPENSATION

Non-Qualified
				Non-Equity	Deferred
	Fees Earned	Stock	Option	Incentive Plan	Compensation	All Other
	or Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(j)
Each non-employee directors	29,000	—	—	—	—	—	29,000
     As of March 13, 2007, no current non-employee director has exercised any options granted to the director. No options were granted to non-employee directors during 2006.
     The following table summarizes information with respect to each non-employee director’s outstanding stock options at December 31, 2006:

	Outstanding Options at December 31, 2006
	Number of Securities	Number of Securities
	Underlying Unexercised	Underlying Unexercised	Option
	Options	Options	Exercise	Option
	#	#	Price	Expiration
Name	Exercisable	Unexercisable	$	Date
Carl A. Bellini	50,000	—	0.57	February 18, 2007
	30,000	—	0.54	May 4, 2010
	30,000	—	0.60	August 22, 2010
	25,000	—	0.60	August 22, 2010
Dennis H. Field	100,000	—	0.57	February 18, 2007
	45,000	—	0.62	November 27, 2008
	25,000	—	0.60	August 22, 2010
Gerald J. Laber	30,000	—	0.76	February 25, 2009
	30,000	—	0.60	August 22, 2010
	30,000	—	0.96	December 13, 2010

     For information on plans under which non-employee directors may receive stock awards and on the grant that stock options to non-employee directors in February 2007, please see “Stock Plans” above.
CERTAIN TRANSACTIONS
     The Company has indemnification agreements with each of its directors and executive officers. These agreements provide for indemnification and advancement of expenses to the full extent permitted by law in connection with any proceeding in which the person is made a party because the person is a director or officer of the Company. They also state certain procedures, presumptions and terms relevant to indemnification and advancement of expenses.
SECTION 16 REPORTS
     Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and beneficial owners of more than 10% of the outstanding shares of the Company to file with the Securities and Exchange Commission reports regarding changes in their beneficial ownership of shares in the Company. To the Company’s knowledge, there was full compliance with all Section 16(a) filing requirements applicable to those persons for reports filed in 2006.
COMPANY ACCOUNTANTS
General
     Ehrhardt, Keefe, Steiner & Hottman PC has been selected by the Audit Committee of the Board of Directors as the Company’s independent auditors for the fiscal year ended December 31, 2007. Ehrhardt, Keefe, Steiner and Hottman PC has been the Company’s independent auditors since June, 2003. A representative of Ehrhardt, Keefe, Steiner & Hottman PC is expected to be present at the Annual Meeting of Shareholders and to have the opportunity to make a statement if the representative so desires. Such representative also is expected to be available to respond to appropriate questions at that time.

REPORT OF AUDIT COMMITTEE
February 27, 2007
To the Board of Directors of Scott’s Liquid Gold-Inc.:
     We have reviewed and discussed with management the Company’s audited financial statements. We have discussed with Ehrhardt, Keefe, Steiner & Hottman PC, its independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.
     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 and filed with the Securities and Exchange Commission.
     The Audit Committee is composed of the three directors named below, all of whom are independent directors as defined in Rule 4200(a)(15) of the Nasdaq Stock Market listing standards.
     The Board has adopted a written charter for the Audit Committee.
     Submitted by the members of the Audit Committee of the Board of Directors.
Gerald J. Laber, Chairman
Carl A. Bellini
Dennis H. Field
The preceding information under the caption “Report of the Audit Committee” shall be deemed to be “furnished” but not “filed” with the Securities and Exchange Commission.

Disclosure of Auditor Fees
     The following is a description of the fees billed to the Company by its independent auditor (Ehrhardt, Keefe, Steiner & Hottman PC) for each of the years ended December 31, 2006 and 2005.

Audit and Non-Audit Fees	2006	2005
Audit fees	$54,018	$47,607
Audit-related fees	31,922	34,620
Tax fees	2,000	1,800
All other fees	10,956	15,470

Total	$98,896	$99,497

     Audit fees are for the audit of the Company’s annual financial statements and the review of the Company’s Form 10-K. Audit-related fees include review of the Company’s interim financial statements and Forms 10-Q, required review of certain filings with the SEC and issuance of consents and review of correspondence between the Company and the SEC. Tax fees primarily include tax compliance, tax advice, including the review of, and assistance in the preparation of, federal and state tax returns. All other fees in 2006 relate to audit of the three employee benefit plans of the Company.
Policy on Pre-Approval of Audit and Non-Audit Services
     The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent public accountants. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated limited pre-approval authority to its chairperson. The chairperson is required to report any decisions to pre-approve such services to the full Audit Committee at its next meeting.
SHAREHOLDER PROPOSALS
  Shareholder proposals for inclusion in the Company’s proxy materials relating to the next annual meeting of shareholders must be received by the Company on or before November 30, 2007. Also, persons named in the proxy solicited by the Board of Directors of the Company for its year 2008 annual meeting of shareholders may exercise discretionary authority on any proposal presented by a shareholder of the Company at that meeting if the Company has not received notice of the proposal by February 12, 2008.
2006 ANNUAL REPORT ON FORM 10-KSB
     Shareholders who wish to obtain, without charge, a copy of the Company’s Form 10-KSB report for the year ended December 31, 2006 in the form filed with the Securities and Exchange Commission should address a written request to Dennis P. Passantino, Corporate Secretary, Scott’s Liquid Gold-Inc., 4880 Havana Street, Denver, Colorado 80239. The Company’s annual report to shareholders consists of such Form 10-KSB and accompanies this proxy statement.

SOLICITATION OF PROXIES
     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, proxies may be solicited by officers and other regular employees of the Company by telephone, telegraph or by personal interview for which employees will not receive additional compensation. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out-of pocket expenses incurred by them in so doing.
OTHER BUSINESS
     As of the date of this Proxy Statement, Management was not aware that any business not described above would be presented for consideration at the meeting. If any other business properly comes before the meeting, it is intended that the shares represented by proxies will be voted in respect thereto in accordance with the judgment of the persons voting them.
     The above Notice and Proxy Statement are sent by order of the Board of Directors.
Dennis P. Passantino
Corporate Secretary
Denver, Colorado
March 28, 2007

APPENDIX A
SCOTT’S LIQUID GOLD-INC.
COMPENSATION COMMITTEE CHARTER
March 2007
     RESOLVED, that there is hereby established a Compensation Committee of the Board of Directors and that the members of the Compensation Committee shall consist of at least two or more outside Directors of the Company and, in addition, the Chairman of the Board of the Company, but with the Chairman of the Board not being a voting member of the Committee;
     RESOLVED, that the Compensation Committee of the Board of Directors shall have the following authority and responsibilities:
     1. To develop an executive compensation philosophy for the Company; and to obtain all relevant data and information to perform its functions, including the retention of outside consultants at the Company’s expense, if necessary;
     2. To originate all executive compensation proposals, including recommendations as to salaries, bonuses, determinations of stock grants under various stock plans and other executive benefits and perquisites;
     3. To review the duties and responsibilities of the executive officers over time; and to recommend adjustments to compensation of executive officers up or down as appropriate;
     4. To review the appropriate mix of variable versus fixed compensation for the Company’s executives and to make recommendations on this issue, as appropriate;
     5. To review the Company’s bonus and other long-term incentive plans and to determine if procedures followed historically are the most effective;
     6. To consider, subject to approval by the whole Board of Directors and/or the shareholders where necessary and appropriate, any request or proposal for any loan by the Company to directors, officers or other insiders of the Company; and
     7. To review all transactions between the Company or any of its subsidiaries and any executive officer or director of the Company, whether or not involving compensation.

SCOTT’S LIQUID GOLD-INC.
ANNUAL MEETING OF STOCKHOLDERS
Wednesday, May 2, 2007
9:00 A.M. Mountain Time
4880 HAVANA STREET
DENVER, COLORADO 80239

Scott’s Liquid Gold-Inc. 4880 Havana Street Denver, Colorado 80239	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 2, 2007, at 9:00 A.M. Mountain Time, or any adjournment thereof.
The shares of stock you hold in your account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Item 1.
By signing the proxy, you revoke all prior proxies and appoint Mark E. Goldstein, Jeffrey R. Hinkle, Jeffry B. Johnson and Dennis P. Passantino, and each of them acting in the absence of the others, with full power of substitution, as your proxies to vote all your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
See reverse for voting instructions.

òPlease detach hereò
The Board of Directors Recommends a Vote FOR Item 1.

1.	Election of directors:	01	Mark E. Goldstein	05	Carl A. Bellini		Vote FOR		Vote WITHHELD
		02	Jeffrey R. Hinkle	06	Dennis H. Field	☐	all nominees	☐	from all nominees
		03	Jeffry B. Johnson	07	Gerald J. Laber		(except as marked)
		04	Dennis P. Passantino

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL ONE.

Address Change? Mark Box	☐ Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.